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EXHIBIT 22

                     HERMAN MILLER, INC., AND SUBSIDIARIES

                                  Subsidiaries

The Company's principal subsidiaries are as follows:

                                                                                     Jurisdiction
Name                                                        Ownership                Of Incorporation
----                                                        ---------                ----------------
Coro, Inc.                                                  100% Company             Michigan

Herman Miller (Australia) Pty., Ltd.                        100% Company             Australia

Herman Miller B.V. (Netherlands)                            100% Company             Netherlands

Herman Miller Canada, Inc.                                  100% Company             Canada

Herman Miller Deutschland, Inc. und Co.--OHG                100% Company             Germany

Herman Miller Et Cie                                        100% Company             France

Herman Miller Italia                                        100% Company             Italy

Herman Miller, Japan, Ltd.                                  100% Company             Japan

Herman Miller, Limited                                      100% Company             England, U.K.

Herman Miller Mexico                                        100% Company             Mexico

Herman Miller Transportation Company                        100% Company             Michigan

Integrated Metal Technology, Inc.                           100% Company             Michigan

Meridian Incorporated                                       100% Company             Michigan

Milcare, Inc.                                               100% Company             Michigan

Milsure Insurance Limited                                   100% Company             Barbados

Phoenix Designs, Inc.                                       100% Company             Michigan

Powder Coat Technology, Inc.                                100% Company             Michigan

The Resource Alliance, Inc.                                 100% Company             Canada





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